Exhibit 10.31.2

AMENDMENT TO OPTION AGREEMENT

AN AMENDMENT TO OPTION AGREEMENT as executed on this 22 day of September, 2006, by and between NANCY AND ROBERT HALL (hereinafter referred to as “Optionor”) and AG PARTNERS, L.L.C., an Iowa limited liability company, (hereinafter referred to as “Optionee”).

WHEREAS, the Optionor and Optionee previously entered into one Option Agreement as dated September 11, 2006; and

WHEREAS, the parties are hereby desirous of amending the aforesaid Option Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Option Agreement and in this Amendment, the parties agree as follows:

1.

Upon execution of this Agreement, Optionor shall deliver to Optionee copies of any abstract, surveys, and/or plat maps of the Real Property in its possession. If Optionee determines that a new or updated survey of the Real Property is needed, Optionee, at its sole cost, expense and discretion, shall assume responsibility for obtaining such a survey. Optionor shall also deliver to Optionee a complete copy of any existing farm leases associated with the Real Property.

2.

Optionor hereby grants Optionee and its employees, engineers, consultants, and agents, during the option term, unrestricted access to the Real Property for the purpose of conducting surveys, environmental testing, including but not limited to Phase I environmental testing, soil borings, a Phase I cultural review, install test wells and conduct pump tests and all other site development investigation procedures in order to satisfy Optionee as to the general suitability of the real property for Optionee’s intended use. Optionee agrees to reimburse or pay Optionor or Optionor’s tenant (as directed by Optionor) the market value of crop if it becomes necessary for Optionee to remove any crop or as to any crop damage, tile damage or soil compaction damage which may occur as a result of Optionee’s presence on the real property pursuant to this section. Reimbursement for input lost and lost profits shall be calculated on a case by case basis. Optionee further agrees to cap off, cover and seal any test well opened or established, according to government investigation procedures in the event that this Option is not exercised. Optionee agrees to defend, indemnify and hold harmless Optionor from and against any and all losses, damages, claims, suits, liabilities, costs or expenses which Optionor may incur or sustain, including reasonable attorney fees, solely resulting from and to the extent of the negligent actions of Optionee, its employees, representatives, and agents on the Real Property.

3.

Optionee shall have the right to extend the option period by six (6) months. If Optionee elects to do so, the Optionee shall notice the Optionor in accordance with paragraph 5 of the Option Agreement dated September 11, 2006. If exercised, the Optionee and Optionor shall have the same rights as listed in paragraph 4 of the Option Agreement. Optionee agrees to pay Optionor the amount of Five Thousand Dollars ($5,000.00) if this option is exercised.

4.	In all other respects, the Option Agreement remains as stated.

OPTIONOR:
/s/ Nancy Hall
Nancy Hall
/s/ Robert Hall
Robert Hall

OPTIONEE:

AG PARTNERS, L.L.C.,
By:	/s/ Troy Upah
Troy Upah, Manager

STATE OF IOWA	)
	)	ss:
COUNTY OF BUENA VISTA	)

On this 22 day of September, 2006, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Nancy Hall and Robert Hall, to me known to be the persons named in and who executed the foregoing instrument, and acknowledged that they executed the same as their voluntary act and deed.

/s/ Douglas L. Allerdings
Notary Public in and for said State

STATE OF IOWA	)
	)	ss:
COUNTY OF BUENA VISTA	)

On this 22 day of September, 2006, before me, the undersigned, a Notary Public in and for the State of Iowa personally appeared Troy Upah, to me personally known, who being by me duly sworn, did say that he is the Manager of Ag Partners, L.L.C., the limited liability company executing the within and foregoing instrument, that no seal has been procured by the limited liability company; that the instrument was signed on behalf of the limited liability company by authority of its Members; and that Troy Upah as Manager acknowledged the execution of the foregoing instrument to be the voluntary act and deed of the limited liability company, by it and by him voluntarily executed.

/s/ Mary A. Farrell
Notary Public in and for said State

[Notarial seal]